EXHIBIT 23.2

CONSENT OF KPMG LLP





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First Charter Corporation

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP


Charlotte, North Carolina
March 27, 2001